UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2021

Twilio Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37806	26-2574840
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 Spear Street, First Floor

San Francisco, California 94105

(Address of principal executive offices)

(415) 390-2337

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	TWLO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 18, 2021, Twilio Inc. (the “Company”), issued a notice of redemption (the “Redemption Notice”) for all of its outstanding 0.25% Convertible Senior Notes due 2023 (the “Notes”), which were issued pursuant to an Indenture dated as of May 17, 2018 (the “Indenture”), between the Company and Wilmington Trust, National Association, as Trustee. Pursuant to the Redemption Notice, on June 2, 2021 (the “Redemption Date”), the Company will redeem any Notes that have not been converted prior to such date at a redemption price in cash equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest thereon from June 1, 2021 to, but excluding the date that the Company pays such redemption price in full.

The Notes called for redemption may be converted by holders at any time before 5:00 p.m. (New York City time) on June 1, 2021 (the “Conversion Deadline Date”). Each $1,000 principal amount of the Notes is convertible into 14.1040 shares of Class A Common Stock of the Company, plus cash in lieu of fractional share, subject to adjustment under certain circumstances as set forth in the Indenture. The Company has elected to settle any conversions occurring after the date of the Redemption Notice and prior to the Conversion Deadline Date by delivering Class A Common Stock of the Company, plus cash in lieu of any resulting fractional shares (physical settlement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2021	TWILIO INC.

	By:	/s/ Khozema Shipchandler
Khozema Z. Shipchandler
Chief Financial Officer